Exhibit 10.4
AMENDMENT 2021-1
NORDSTROM DEFERRED COMPENSATION PLAN
(2019 Restatement)

The Nordstrom Deferred Compensation Plan (the “Plan”) is hereby amended as follows, pursuant to Article X, to change references from “Leadership Benefits” to “Nordstrom Benefits” throughout the document, clarify provisions related to deferral of bonus compensation and base compensation, and to delete the exhibit for participating subsidiaries. Unless otherwise specified below, these amendments will be effective as of January 1, 2022:

1.    Effective as of the date of this Amendment 2021-1, the term “Leadership Benefits” is hereby replaced in the following sections with “Nordstrom Benefits:”

Sections 2.3(a), 3.1(a), 4.4(b), 4.6, 6.1(c), 6.4(b), 6.4(c), 6.6(a), 7.1, 8.4, 9.1, 11.4 and the Index of Defined Terms.

2.    Section 3.1(b)(2) “Bonus Compensation” is replaced in its entirety with the following:
3.1(b)(2)    Bonus Compensation. A Participant’s Bonus Compensation paid under the Company’s broad-based bonus plan (the “Company Bonus Plan” and any successor plan), whether paid in cash or stock and whether paid annually, quarterly or on any other basis. A Participant’s Bonus Compensation shall not include any other bonuses paid by the Company, including, but not limited to, individual or segment bonuses.
3.    Section 3.2(a) is replaced in its entirety with the following:

(a)    Base Compensation. All or a portion of the Participant’s Base Compensation expressed as a percentage of up to eighty percent (80%) of the Eligible Employee’s Base Compensation. The deferral percentage applied to a Participant’s Base Compensation each pay period shall be based on a Participant’s annualized Base Compensation and shall be determined in accordance with the policies and procedures adopted by the Plan Administrator.

4.    Effective as of the date of this Amendment 2021-1, Exhibit A (Participating Subsidiaries) is hereby deleted in its entirety.

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IN WITNESS WHEREOF, pursuant to proper authority, this Amendment 2021-1 has been executed on behalf of the Company this 29th day of April, 2021.

                    NORDSTROM, INC.

                    By:
                        Christine Deputy
                    Title:    Chief Human Resources Officer